Exhibit 12.1 - Statement of Computation of Ratios

                          Nine Months                            Year Ended
                             Ended
                           March 31,                              June 30
                           ---------                              -------

                            2002         2001          2000           1999          1998           1997
                            ----         ----          ----           ----          ----           ----
Earnings:
Income (loss) from
 continuing operations
before income taxes        736,455    $   104,266   ($4,701,285)   ($1,886,399)   ($4,402,014)   ($3,929,390)

Add:
Fixed charges as
 calculated below          193,476        114,852     1,311,373              0              0              0
                         ---------    -----------    -----------    -----------    -----------    -----------
Adjusted income (loss)     929,931    $   219,118   ($3,389,912)   ($1,886,399)   ($4,402,014)   ($3,929,390)
                         ---------    -----------    -----------    -----------    -----------    -----------

Fixed charges:
Interest on indebtedness   133,438         35,137       117,039              0              0              0
Amortization of debt
 discount                   60,038         79,695     1,194,334              0              0              0
                         ---------    -----------    -----------    -----------    -----------    -----------
Fixed charges, for
 computation purposes      193,476        114,852     1,311,373              0              0              0
                         ---------    -----------   -----------    -----------    -----------    -----------
Ratio of earnings
 (Deficiency) to
 fixed charges                4.81           1.91          (2.59)           N/A            N/A            N/A
                         =========    ===========    ===========    ===========    ===========    ===========
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For the year ended June 30, 2000, earnings were inadequate to cover fixed charges. The earnings deficiency was $3,389,912.






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